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                                   March 28, 1997




United Investors Life Insurance Company
2001 Third Avenue South
Birmingham, AL 35233

Gentlemen:

      I hereby consent to the continued use of my opinion dated
May 18, 1987 as an Exhibit to the Form S-6 Registration Statement for United Investors Life Variable Account (No. 33-11465) and my name under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                   Very truly yours,




                                   James L. Sedgwick, Esq.
                                   President


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